UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2009

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 388-3700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed by Vitesse Semiconductor Corporation (the “Company”) with the Securities and Exchange Commission on February 26, 2009 (the “February Form 8-K”), Christopher Gardner, the Company’s Chief Executive Officer, agreed to a temporary 20% reduction in his base salary.  The February Form 8-K also disclosed agreements between the Company and Richard Yonker, the Company’s Chief Financial Officer, and Michael Green, the Company’s Vice President, General Counsel and Secretary, for temporary 10% reductions in their base salaries.  These temporary salary reductions were agreed to as part of the Company’s expense reduction initiative and were contemporaneous with a temporary reduction of salaries for all employees through the end of fiscal year 2009, ended September 30, 2009.  On October 1, 2009, the salaries of the Company’s employees other than Mssrs. Gardner, Yonker and Green were reinstated to the same levels as in effect prior to the reduction.

On October 12, 2009, the Compensation Committee of the Company’s Board of Directors reinstated the annual base salaries of Mssrs. Gardner, Yonker and Green to the same level as in effect prior to the reduction.  Such reinstatement will be effective on a retroactive basis to October 1, 2009. Following the reinstatement, the annual base salary for each of the executive officers named above is set forth below:

Name and Position	Reinstated Annual Base Salary
Christopher Gardner, Chief Executive Officer	$350,000
Richard Yonker, Chief Financial Officer	$275,000
Michael Green, Vice President, General Counsel and Secretary	$220,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2009

VITESSE SEMICONDUCTOR CORPORATION

	By:	/s/ Christopher Gardner
Christopher Gardner
Chief Executive Officer